Exhibit 99.1

AG Mortgage Investment Trust, Inc. Reports $1.41 Earnings Per Share and $20.64 Net Book Value Per Share

NEW YORK, NY, Nov. 14, 2011 /BusinessWire — AG Mortgage Investment Trust, Inc. (“MITT” or the “Company”) (NYSE: MITT) today reported net income for the quarter ended September 30, 2011 of $13.2 million, or $1.41 per share, and net book value of $20.64 per share. We refer to the quarter ended September 30, 2011 as the “Initial Deployment Quarter.” The quarter includes the closing of our initial public offering (“IPO”) on July 6, 2011.

FINANCIAL HIGHLIGHTS

•	Successfully completed IPO and concurrent private placement in July 2011, raising $200.1 million in gross proceeds

•	Substantially completed deployment of IPO proceeds in targeted assets

•	Net income of $13.2 million, or $1.41 per share

•	Core Earnings of $5.9 million, or $0.63 per share

•	$0.40 per share dividend declared for Initial Deployment Quarter and paid on October 27, 2011

•	$20.64 net book value per share as of September 30, 2011

INVESTMENT HIGHLIGHTS

•	$1.3 billion investment portfolio value as of September 30, 2011 (1) (3)

•	5.7x leverage as of September 30, 2011 (1) (2)

•	90.6% Agency RMBS investment portfolio (3)

•	9.4% credit investment portfolio, comprising Non-Agency RMBS, CMBS and ABS assets (3)

•	5.0% constant prepayment rate (“CPR”) for the Initial Deployment Quarter on the Agency RMBS investment portfolio (4)

•	5.8% CPR for the month of September 2011 (4)

•	54% of loans backing the Agency RMBS investment portfolio have favorable prepayment attributes with the balance of the portfolio in lower coupon, new production securities (5)

•	2.78% annualized net interest spread for the Initial Deployment Quarter (6)

•	2.44% net interest spread as of September 30, 2011 (6)

THIRD QUARTER 2011 RESULTS

AG Mortgage Investment Trust, Inc. is an actively managed REIT that opportunistically invests in a diversified risk-adjusted portfolio of Agency RMBS, Non-Agency RMBS, CMBS and ABS. For the Initial Deployment Quarter the Company had net income of $13.2 million, or $1.41 per diluted share (7), and Core Earnings of $5.9 million, or $0.63 per diluted share. Core Earnings represents a non-GAAP financial measure and is defined as net income (loss) excluding (i) net realized gain (loss) on investments and terminations on derivative contracts and (ii) net unrealized appreciation (depreciation) on investments and derivative contacts. (See “Non-GAAP Financial Measure” below for further detail on Core Earnings)

David Roberts, Chief Executive Officer, commented “During a very volatile third quarter for all global markets and while addressing the various and substantial requirements of our first quarter as a public company, MITT achieved all our initial objectives. Our investment team, led by Jonathan Lieberman, Chief Investment Officer, substantially completed the deployment of our capital consistent with our objective of seeking the best risk-adjusted returns; we put in place the necessary and appropriate financing relationships and reporting infrastructure for our Company; and our financial performance met our goals.”

“The risk-reward profile of opportunities supported rapid deployment of a majority of our capital in Agency RMBS,” said Jonathan Lieberman. “While labor markets remain weak, housing depressed and the economic outlook tepid, these conditions coupled with the Fed’s pledge to keep rates at near-zero until at least 2013 are supportive for our Agency RMBS investments. The initial Agency RMBS portfolio was positioned in the 15-year and 20-year sectors. Throughout the quarter, the Agency RMBS portfolio was rotated into securities backed by loans with favorable prepayment characteristics, and selectively into longer durations. At quarter-end, 54% of the Agency RMBS were backed by loans with lower maximum loan balances. For Agency RMBS in the 30-year sector, 100% of our holdings were backed by maximum loan balances of less than or equal to $150,000. We also bought a limited number of credit securities consisting of Non-Agency RMBS, CMBS and ABS assets for the investment portfolio. Although credit securities look attractive based upon valuation, weakening technicals support a patient and gradual deployment of capital in these sectors. Capital allocation and investment decisions take into consideration loan-by-loan granular analysis, mark-to-market volatility, liquidity and idiosyncratic risk in the credit markets. Over the next several quarters, we expect to opportunistically allocate more capital among Non-Agency RMBS, CMBS and ABS as we are presented with compelling returns. MITT is well positioned to generate sustainable, attractive risk-adjusted returns while steering through a challenging prepayment environment and less liquid markets.”

KEY STATISTICS (1)

	Weighted Average During Quarter		Weighted Average at September 30, 2011
Investment portfolio	$1,012,539,795		$1,332,205,377
Repurchase agreements	$875,845,585		$1,126,859,885
Stockholders’ equity	$203,689,392		$207,416,071

Leverage ratio	4.30	(8)	5.70	(2)
Swap ratio	57	% (9)	51	% (9)

Yield on investment portfolio	3.50	% (10)	3.26	% (10)
Cost of funds	0.72	% (11)	0.82	% (11)
Net interest margin	2.78	% (6)	2.44	% (6)
Management fees	1.46	% (12)	1.43	% (12)
Other operating expenses	1.61	% (13)	1.58	% (13)

Book value, per share	$20.27		20.64
Dividend, per share	$0.40		$0.40

INVESTMENT PORTFOLIO

The following summarizes the Company’s investment portfolio as of September 30, 2011 (1):

					Weighted Average
	Current Face	Premium (Discount)	Amortized Cost	Fair Value	Coupon	Yield
Agency RMBS:
15-Year Fixed Rate	$878,441,239	$27,200,550	$905,641,789	$918,885,982	3.50%	2.76%
20-Year Fixed Rate	82,389,263	2,536,978	84,926,241	86,972,683	4.06%	3.40%
30-Year Fixed Rate	184,581,876	9,247,516	193,829,392	194,582,762	4.00%	3.25%
Interest Only	46,178,111	(36,137,763)	10,040,348	6,831,324	5.50%	6.65%
Non-Agency RMBS	113,604,557	(27,448,708)	86,155,849	85,568,837	4.71%	6.69%
CMBS	20,000,000	(4,467,852)	15,532,148	12,741,260	5.82%	11.28%
ABS	26,500,000	26,336	26,526,336	26,622,529	4.63%	4.48%

Total	$1,351,695,046	$(29,042,943)	$1,322,652,103	$1,332,205,377	3.83%	3.26%

During the Initial Deployment Quarter, the annualized weighted average yield on the Company’s average earning assets was 3.50% and its annualized average cost of funds was 0.72%, (5) which resulted in a net interest spread of 2.78%. As of September 30, 2011, the weighted average yield on the Company’s investment portfolio was 3.26% and its weighted average cost of funds was 0.82%. This resulted in a net interest spread of 2.44% as of September 30, 2011. (6)

The CPR for the Company’s portfolio for the Initial Deployment Quarter was 5.9%. The CPR for the Agency RMBS portfolio was 5.0% for the Initial Deployment Quarter and 5.8% for the month of September 2011. The CPR for the Non-Agency RMBS portfolio was 19.5% for the Initial Deployment Quarter and 21.0% for the month of September 2011. (4)

The weighted average cost basis of the agency investment portfolio, excluding interest-only securities, was 103.4% as of September 30, 2011. The amortization of premiums (net of any accretion of discounts) on agency securities for the Initial Deployment Quarter was $0.9 million, or $(0.10) per share. The unamortized net agency premium as of September 30, 2011 was $39.0 million.

Premiums and discounts associated with purchases of the Company’s securities are amortized or accreted into interest income over the estimated life of such securities, using the effective yield method. Since the cost basis of the Company’s agency securities exceeds the underlying principal balance by 3.41% as of September 30, 2011, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company’s asset yields.

We have also entered into “to-be-announced” (“TBA”) positions to facilitate the future purchase of Agency RMBS. Under the terms of these TBAs, the Company agrees to purchase, for future delivery, Agency RMBS with certain principal and interest specifications and certain types of underlying collateral, but the particular Agency RMBS to be delivered are not identified until shortly before (generally two days) the TBA settlement date. When we take delivery of Agency RMBS in connection with our TBA positions, we generally expect to finance them in a manner similar to our other Agency RMBS. During the Initial Deployment Quarter, we have purchased $150 million of TBA positions for a weighted average price of 102.0% at a yield of 2.96% that have a weighted average settlement date of October 31, 2011. We have recorded derivative assets of $1.7 million, reflecting these TBA purchases, net of corresponding payables.

LEVERAGE AND HEDGING ACTIVITIES

The investment portfolio is financed with repurchase agreements as of September 30, 2011 as summarized below:

	Agency RMBS		Non-Agency RMBS /CMBS /Other
Repurchase Agreements Maturing Within:	Balance	Weighted Average Rate	Balance	Weighted Average Rate
30 days or less	$806,763,885	0.26%	$36,218,000	1.53%
31-60 days	224,086,000	0.30%	19,736,000	1.45%
61-90 days	—	—	14,440,000	1.50%
Greater than 90 days	25,616,000	0.33%	—	—

Total / Weighted Average	$1,056,465,885	0.27%	$70,394,000	1.50%

As of September 30, 2011, the Company had entered into repurchase agreements with 16 counterparties. We continue to rebalance our exposures to counterparties and add new counterparties.

We have entered into interest rate swap agreements to hedge our portfolio. The Company’s swaps as of September 30, 2011 are summarized as follows:

Interest Rate Swaps
Maturity	Notional Amount		Weighted Average Pay Rate	Weighted Average Receive Rate**	Weighted Average Years to Maturity
2012	$100,000,000		0.354%	0.230%	0.39
2013	182,000,000	*	0.535%	0.231%	2.06
2014	204,500,000	*	1.000%	0.248%	2.83
2015	174,025,000		1.436%	0.243%	3.84
2016	67,500,000	*	1.738%	0.233%	4.88

Total/Wtd Avg	$728,025,000		0.968%	0.239%	2.74

*	These figures include forward starting swaps with a total notional of 130.0 million and a weighted average start date of December 9, 2011. Weighted average rates shown are inclusive of rates corresponding to the terms of the swap as if the swap were effective as of September 30, 2011.
**	Approximately 55% of our interest rate swaps reset monthly based on one-month LIBOR and 45% of our interest rate swaps reset quarterly based on three-month LIBOR.

TAXABLE INCOME

The primary differences between taxable income and GAAP net income include (i) unrealized gains and losses associated with investment and derivative portfolios are marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of net premiums paid on investments and (iii) the timing and amount of deductions related to stock-based compensation.

DIVIDEND

On September 19, 2011, the Board of Directors of the Company declared an Initial Deployment Quarter dividend of $0.40 per share, payable on October 27, 2011 to stockholders of record as of September 30, 2011.

NET BOOK VALUE

As of September 30, 2011, the Company’s net book value per share was $20.64, or $0.93 per share higher than the net proceeds of $19.71 per share received by the Company from the completion of its initial public offering and concurrent private placement in July 2011.

SHAREHOLDER CALL

The Company invites shareholders, prospective shareholders and analysts to attend MITT’s third quarter earnings conference call on November 14, 2011 at 11:00 am Eastern Time. The shareholder call can be accessed by dialing (888) 424-8151 (U.S. domestic) or (847) 585-4422 (international). Please enter code number 8732511#.

A presentation will accompany the conference call and will be available on the Company’s website at www.agmortgageinvestmenttrust.com. Select the Q3 2011 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An audio replay of the shareholder call combined with the presentation will be made available on our website after the call. The replay will be available until midnight on November 21, 2011. If you are interested in hearing the replay, please dial (888) 843-7419 (U.S. domestic) or (630) 652-3042 (international). The conference ID number is 8732511#.

For further information or questions, please contact Allan Krinsman, the Company’s General Counsel, at (212) 883-4180 or akrinsman@angelogordon.com.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a real estate investment trust that invests in, acquires and manages a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

Additional information can be found on the Company’s website at www.agmortgageinvestmenttrust.com.

ABOUT ANGELO, GORDON & CO.

Angelo, Gordon & Co. was founded in 1988 and has approximately $22 billion under management. Currently, the firm’s investment disciplines encompass five principal areas: (i) distressed debt and leveraged loans, (ii) real estate, (iii) mortgage-backed securities and other structured credit, (iv) private equity and special situations and (v) a number of hedge fund strategies. Angelo, Gordon & Co. employs over 250 employees, including more than 90 investment professionals, and is headquartered in New York, with associated offices in Amsterdam, Chicago, Los Angeles, London, Hong Kong Seoul, Shanghai, Sydney and Tokyo.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, http://www.sec.gov/. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

September 30, 2011
Assets
Real Estate securities, at fair value
Agency - $1,127,762,195 pledged as collateral	$1,207,272,751
Non-Agency - $29,911,229 pledged as collateral	58,376,699
CMBS - $6,444,820 pledged as collateral	12,741,260
ABS - $4,999,405 pledged as collateral	4,999,405
Linked transactions, net, at fair value	10,691,262
Cash and cash equivalents	61,458,348
Restricted cash	4,299,047
Interest receivable	4,112,253
Derivative assets, at fair value	1,742,156
Prepaid expenses	527,217

Total Assets	$1,366,220,398

Liabilities
Repurchase agreements	$1,088,735,885
Payable on unsettled trades	54,740,684
Interest payable	1,032,158
Derivative liabilities, at fair value	8,491,027
Dividend payable	4,004,400
Due to affiliates	1,295,090
Accrued expenses	507,451

Total Liabilities	1,158,806,695

Stockholders’ Equity (Deficit)
Common stock, par value $0.01 per share; 450,000,000 shares of common stock authorized and 10,005,000 shares issued and outstanding	100,050
Additional paid-in capital	198,116,829
Retained earnings	9,196,824

207,413,703

Total Liabilities & Equity	$1,366,220,398

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

Quarter Ended September 30, 2011
Net Interest Income
Interest income	$8,726,394
Interest expense	590,247

8,136,147

Other Income (Loss)
Net realized gain	4,291,139
Gain (loss) on linked transactions, net	204,727
Realized loss on periodic interest settlements of interest rate swaps, net	(986,502)
Unrealized gain (loss) on derivative instruments, net	(6,562,093)
Unrealized gain (loss) on real estate securities	9,694,455

6,641,726

Expenses
Management fee to affiliate	742,557
Other operating expenses	818,274

1,560,831

Net income (loss)	$13,217,042

Earnings Per Share of Common Stock
Basic	$1.42
Diluted	$1.41

Weighted Average Number of Shares of Common Stock Outstanding
Basic	9,339,516
Diluted	9,383,253

Dividends Declared per Share of Common Stock	$0.40

Non-GAAP Financial Measure

This press release contains Core Earnings, a non-GAAP financial measure. AG Mortgage Investment Trust’s management believes that this non-GAAP measure, when considered with GAAP, provides supplemental information useful in evaluating the results of the Company’s operations. This non-GAAP measure should not be considered a substitute, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Core Earnings are defined by the Company as net income excluding both realized and unrealized gains (losses) on the sale or termination of securities, including underlying linked transactions and derivatives. As defined, Core Earnings include the net interest earned on these transactions, including credit derivatives, linked transactions, inverse Agency securities, interest rate derivatives or any other investment activity that may earn net interest. One of the objectives of the Company is to generate net income from net interest margin on the portfolio and management uses Core Earnings to measure this objective.

A reconciliation of GAAP net income to Core Earnings for the three months ended September 30, 2011 is set forth below:

Quarter Ended September 30, 2011

Net income/loss	$13,217,042
Add (Deduct):
Net realized gain	(4,291,139)
Gain/loss on linked transactions, net	(204,727)
Interest income on linked transactions	345,909
Unrealized gain/loss on derivative instruments, net	6,562,093
Unrealized gain/loss on real estate securities	(9,694,455)

Core Earnings	$5,934,723

Footnotes

(1)	Generally when we purchase a security and finance it with a repurchase agreement, the security is included in our assets and the repurchase agreement is separately reflected in our liabilities on our balance sheet. For securities with certain characteristics (including those which are not readily obtainable in the market place) that are purchased and then simultaneously sold back to the seller under a repurchase agreement, US GAAP requires these transactions be netted together and recorded as a forward purchase commitment. Throughout this press release where we disclose our investment portfolio and the repurchase agreements that finance it, including our leverage metrics, we have un-linked the transaction and used the gross presentation as used for all other securities. This presentation is consistent with how the Company’s management evaluates the business, and believes provides the most accurate depiction of the Company’s investment portfolio and financial condition.

(2)	Calculated by dividing total repurchase agreements, including those included in linked transactions, plus payable on unsettled trades on our GAAP balance sheet by our GAAP stockholders’ equity.
(3)	The total investment portfolio is calculated by summing the fair market value of our Agency RMBS, Non-Agency RMBS, CMBS and ABS assets, including linked transactions. The percentage of Agency RMBS and credit investments are calculated by dividing the respective fair market value of each, including linked transactions, by the total investment portfolio.
(4)	This represents the weighted average monthly CPRs published during the period for our in-place portfolio during the same period.
(5)	Favorable prepayment attributes include securities with maximum loan balances of less than or equal to $175,000.
(6)	Net interest spread (also referred to as net interest margin) is calculated by subtracting the weighted average cost of funds from the weighted average yield for the Company’s investment portfolio, which excludes cash held by the Company. The weighted average cost of funds and weighted average yield for both during the quarter and as of September 30, 2011 are presented in the Key Statistics table. See footnotes (10) and (11) for further detail.
(7)	Diluted per share figures are calculated using weighted average outstanding shares in accordance with GAAP. For this period, the calculation reflected the impact of 100 shares outstanding from July 1, 2011 through the settlement date of our IPO. At September 30, 2011 we had 10,051,250 shares outstanding.
(8)	The leverage ratio during the period was calculated by dividing our daily weighted average repurchase agreements, including those included in linked transactions, for the period by average month-ended stockholders’ equity for the period.
(9)	The swap ratio during the period was calculated by dividing our daily weighted average swap notionals, excluding forward starting swaps, for the period by our daily weighted average repurchase agreements, including those included in linked transactions. The swap ratio at period end was calculated by dividing the notional value of our interest rate swaps, excluding forward starting swaps, by total repurchase agreements, including those included in linked transactions, plus payable on unsettled trades.
(10)	The yield on our investment portfolio during the period was calculated by annualizing interest income for the quarter ended September 30, 2011 and dividing by our daily weighted average securities held. The weighted average yield for the Company’s investment portfolio at September 30, 2011 excludes cash held by the Company. Interest income for the period ended September 30, 2011 includes $0.2 million of interest income related to credit derivative investments held during the period, however these are not included in the weighted average yields for the period ended September 30, 2011.
(11)	The cost of funds during the period was calculated by annualizing the sum of our interest expense and our net realized losses on periodic interest settlements of our interest rate swaps, and dividing by our daily weighted average repurchase agreements for the period. The cost of funds at September 30, 2011 was calculated as the sum of the weighted average rate on the repurchase agreements outstanding at September 30, 2011 and the weighted average net pay rate on our interest rate swaps. The weighted average net pay rate on our interest rate swaps is inclusive of rates corresponding to the terms of the swaps as if the swaps were effective as of September 30, 2011.
(12)	The management fee percentage during the period was calculated by annualizing the management fees incurred during the quarter and dividing by our average monthly stockholders’ equity for the quarter. The management fee percentage at September 30, 2011 was calculated by annualizing management fees incurred during the quarter and dividing by month-ended stockholders’ equity.
(13)	The other operating expenses percentage during the period was calculated by annualizing the other operating expenses incurred during the quarter and dividing by our average monthly stockholders’ equity for the quarter. The other operating expenses percentage at September 30, 2011 was calculated by annualizing other operating expenses recorded during the quarter and dividing by month-ended stockholders’ equity.